UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 11, 2025
Serina Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Genome Way, Suite 2001
Huntsville, Alabama 35806
(Address of principal executive offices)
(256) 327-9630
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SER	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Dr. Jay Venkatesan as a Member of the Board of Directors

On February 11, 2025, the Board of Directors of Serina Therapeutics, Inc. (the “Company”) appointed Dr. Jay Venkatesan to the Company’s Board of Directors, effective February 12, 2025. Dr. Venkatesan has also been appointed to serve as the Audit Committee Chair and a member of the Nominating and Corporate Governance Committee.

Dr. Venkatesan brings deep expertise in biotechnology investment, company building, and strategic growth, having successfully led and advised multiple biopharma companies through pivotal stages of development, including high-profile mergers and acquisitions. Dr. Venkatesan most recently served as Chairman, President, and CEO of Angion Biomedica until its merger with Elicio Therapeutics in 2023. He currently serves as a Board Director at Elicio. Previously, he was President and Board Director of Alpine Immune Sciences, which he co-founded as a Managing Partner of Alpine BioVentures. Alpine Immune Sciences was acquired by Vertex Pharmaceuticals for $4.9 billion in May 2024. Before Alpine, he founded and managed Ayer Capital, a global healthcare investment fund. Earlier in his career, he was a director at Brookside Capital, a division of Bain Capital, where he co-managed healthcare investments. He also held roles as a venture investor with Patricof & Co. Ventures (now Apax Partners) and as a consultant at McKinsey & Co. Dr. Venkatesan holds an M.D. from the University of Pennsylvania School of Medicine and an M.B.A. from the Wharton School of the University of Pennsylvania. He earned his B.A. from Williams College.

For serving on our Board of Directors, Dr. Venkatesan will receive compensation in accordance with the Company’s Director Compensation Policy.

There are no arrangements or understandings between Dr. Venkatesan and any other persons pursuant to which he was selected as a director of the Company and Dr. Venkatesan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of J. Milton Harris, Ph.D. as a Member of the Board of Directors

The Company also announced the departure of Dr. Milton Harris from its Board of Directors effective February 11, 2025. Dr. Harris informed the Company that his departure is not because of any disagreement with the Company.

Dr. Harris will assume the role of Director Emeritus and will serve as Chair of the company’s Scientific Advisory Board (SAB). Dr. Harris has played an instrumental role in the development of Serina’s POZ Platform, providing leadership and scientific expertise that have shaped the company’s pipeline and clinical development. In his new role, he will provide continued guidance to Serina’s research and development efforts.

A copy of the Company’s press release announcing the appointment of Dr. Venkatesan to the Company’s Board of Directors is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a press release dated February 12, 2025, for Serina Therapeutics, Inc. (the “Company”).

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that, the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release announcing the appointment of Dr. Jay Venkatesan to the Company’s Board of Directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERINA THERAPEUTICS, INC.

Date: February 12, 2025	By:	/s/ Steve Ledger
Chief Executive Officer